Exhibit 4.2

SMART ABS SERIES 20[●]-[●] US TRUST

TRUST CREATION DEED

PERPETUAL TRUSTEE COMPANY LIMITED

ABN 42 000 001 007

TRUST CREATION DEED made in Sydney on [●] 20[●]

PARTY:

PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 of Level 12, Angel Place, 123 Pitt Street, Sydney, NSW 2000

Operative Provisions

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed Poll, unless the contrary intention appears:

Capital Unit means a Capital Unit in the Series Trust referred to in Clause 3.1;

Capital Unitholder means a Unitholder of a Capital Unit;

Code means the United States Internal Revenue Code of 1986, as amended;

Deed of Assumption means the Deed of Assumption dated 27 February 2007 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Perpetual Trustee Company Limited ABN 42 000 001 007;

ERISA means the United States Employee Retirement Income Security Act of 1974, as amended;

Income Unit means the Income Unit in the Series Trust referred to in Clause 3.1;

Income Unitholder means the Unitholder of the Income Unit;

Macquarie Bank Limited means Macquarie Bank Limited ABN 46 008 583 542;

Macquarie Leasing means Macquarie Leasing Pty Limited ABN 38 002 674 982;

Master Trust Deed means the Master Trust Deed dated 11 March 2002 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ABN 42 000 001 007 pursuant to the Deed of Assumption, as amended and supplemented from time to time; and

Series Trust means the trust known as the SMART ABS Series 20[●]-[●] US Trust established pursuant to the Master Trust Deed and this Deed Poll.

1.2	Master Trust Deed Definitions

Unless defined in this Deed Poll, words and phrases as defined (including by incorporation from, or reference to, another document) in the Master Trust Deed have the same meaning in this Deed Poll.

1.3	Interpretation

Clause 1.2 of the Master Trust Deed applies to this Deed Poll as if set out herein in full (provided that clause references within clause 1.2 of the Master Trust Deed are taken to be references to clauses within the Master Trust Deed and references to “Deed” are to be taken to be references to “Deed Poll”).

2.	CONSTITUTION OF SERIES TRUST

2.1	Constitution of Series Trust

Pursuant to clause 3.3 of the Master Trust Deed, the Series Trust is constituted upon:

(a)	(Execution of this Deed): the execution of this Deed Poll by the Trustee; and

(b)	(Payment of $10): the payment of the sum of $10 by or on behalf of the Manager to the Trustee (the receipt of which the Trustee acknowledges by executing this Deed Poll).

2.2	Declarations of Trust for the Series Trust

The Trustee declares that it will hold all the right, title and interest in, to and under the $10 referred to in clause 2.1(b) on trust in accordance with the Master Trust Deed and the Series Supplement relating to the Series Trust and subject to the trusts, terms and conditions of the Master Trust Deed and the Series Supplement relating to the Series Trust.

2.3	Name of the Series Trust

The Series Trust will be known as the “SMART ABS Series 20[●]-[●] US Trust” or such other name from time to time agreed between the Trustee and the Manager (subject to any approvals required by law).

2.4	Master Trust Deed

Immediately following the constitution of the Series Trust, Perpetual Trustee Company Limited will assume the rights and obligations of Permanent Custodians Limited under, and will be bound by the terms of, the Master Trust Deed as trustee of the Series Trust (as if it were a party to the Master Trust Deed) as Trustee in place of Permanent Custodians Limited and all references to Permanent Custodians Limited are references to Perpetual Trustee Company Limited mutatis mutandis.

3.	THE UNITS

3.1	Number of Units

The beneficial interest in the Series Trust is divided into 11 Units: 10 Capital Units and 1 Income Unit. The Income Unit is a separate Class of Unit to the Capital Units.

3.2	Initial Unitholders

(a)	(Income Unit): The initial holder of the Income Unit is Macquarie Bank Limited.

(b)	(Capital Units): The initial holder of all 10 Capital Units is Macquarie Bank Limited.

3.3	Registration of Initial Unitholders

Immediately upon the execution of this Deed Poll, the Trustee must:

(a)	(Enter in Register): enter into the Register:

(i)	Macquarie Bank Limited as the initial Income Unitholder in the Series Trust; and

(ii)	Macquarie Bank Limited as the initial Capital Unitholder of 10 Capital Units in the Series Trust.

(b)	(Issue Unit Certificates): issue a Unit Certificate to:

(i)	Macquarie Bank Limited in respect of the Income Unit; and

(ii)	Macquarie Bank Limited in respect of 10 Capital Units.

3.4	Beneficial interest represented by the Income Unit and the Capital Units

The beneficial interest in the Series Trust represented by the Income Unit and the Capital Units will be contained in the Series Supplement relating to the Series Trust.

3.5	Right of Unitholders to payments

The rights of a Unitholder to receive payments in relation to their Unit will be contained in the Series Supplement relating to the Series Trust.

3.6	Capital and Income Units subject to the Series Supplement, the Master Trust Deed and this Deed Poll

The rights, benefits and entitlements in respect of the Capital Units and the Income Unit are subject to the terms of this Deed Poll, the Master Trust Deed and the Series Supplement relating to the Series Trust.

3.7	Restrictions on Transfer

The Capital Units are non-transferable. The Income Unit may be transferred at any time subject to the prior written consent of the Trustee (as directed by the Manager) and the Manager (which, in each case, must not be unreasonably withheld) and notification to each Rating Agency by the Manager; provided, however, that the Income Unit may not be transferred to any person that is, or is acquiring the Income Unit with the assets of, (A) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (B) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (C) an entity deemed to hold “plan assets” of the foregoing under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA, or (D) a non- U.S., governmental or church plan that is subject to any non-U.S. or U.S. federal, state or local law that is similar to Section 406 of ERISA or Section 4975 of the Code.

3.8	Units Rank Equally Except for Special Rights

The Income Unit and the Capital Units enjoy the same rights, entitlements, benefits and restrictions, except as expressly provided in this Deed Poll, the Master Trust Deed and the Series Supplement relating to the Series Trust.

3.9	Form of Transfers and Certificates

For the purposes of the Master Trust Deed insofar as it relates to the Series Trust:

(a)	(Unit Certificates): the form of the Unit Certificate is as specified in Schedule 1 in respect of the Capital Units and Schedule 2 in respect of the Income Unit; and

(b)	(Unit Transfer): the form of the Unit Transfer in respect of the Income Unit only is as specified in Schedule 3.

3.10	No other relationship

Nothing in this Deed Poll constitutes either the Trustee or the Manager as the agent of the Unitholders nor creates any relationship between the Unitholders on the one hand and the Manager (other than as Manager) or the Trustee (other than as Trustee) on the other.

4.	GOVERNING LAW

This Deed is to be governed by and construed in accordance with the laws of the Australian Capital Territory and the parties submit to the jurisdiction of the courts of that Territory.

EXECUTED as a DEED POLL in Sydney in favour and for the benefit of the holders of the Units and each party to the Series Supplement.

SCHEDULE 1

FORM OF CAPITAL UNIT CERTIFICATE

CAPITAL UNIT CERTIFICATE

SMART ABS SERIES 20[●]-[●] US TRUST

Perpetual Trustee Company Limited

ABN 42 000 001 007

(the Trustee)

Macquarie Securities Management Pty Limited

ABN 26 003 435 443

(the Manager)

THIS IS TO CERTIFY THAT:

CAPITAL UNITHOLDER: [        ]

ABN [ ]
(the Capital Unitholder)

ADDRESS:	[ ]
[ ]
[ ]

appears in the Register as the holder of [Insert number of Capital Units held] Capital Unit[s] issued by the Trustee as trustee of the SMART ABS Series 20[●]-[●] US Trust (the Series Trust) as constituted by a Master Trust Deed as amended from time to time (the Master Trust Deed) dated 11 March 2002 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ABN 42 000 001 007 pursuant to the Deed of Assumption, as amended and supplemented from time to time and a Trust Creation Deed (the Trust Creation Deed) dated [●] executed by the Trustee.

Unless expressly defined in this Unit Certificate or a contrary intention appears, words and expressions used in this Unit Certificate have the same meaning as in the Master Trust Deed or the Trust Creation Deed.

The Capital Unit[s] [is/are] issued and held by the Capital Unitholder subject to the provisions of the Master Trust Deed, the Trust Creation Deed, the Series Supplement relating to the Series Trust (the Series Supplement) and the Security Trust Deed relating to the Series Trust. A copy of the Security Trust Deed, the Master Trust Deed, the Trust Creation Deed and the Series Supplement will be available for inspection by the Capital Unitholder at the offices of the Trustee at Level 12, Angel Place, 123 Pitt Street, Sydney NSW 2000 shortly after their execution.

Payments or distributions to be paid on the Capital Unit[s] will be determined in accordance with the Master Trust Deed, the Trust Creation Deed and the Series Supplement.

Neither the Manager nor the Trustee is under any obligation at any time to repurchase or redeem the Capital Unit[s].

This Unit Certificate is not a certificate of title and the Register on which [this/these] Capital Unit[s] [is/are] registered is the only conclusive evidence of the title of the Capital Unitholder to [this/these] Capital Unit[s].

The Trustee issues the Capital Unit[s] in its role as trustee of the Series Trust. Any obligation or liability of the Trustee arising under or in any way connected with the Series Trust under the Master Trust Deed, the Series Supplement or any other Transaction Document (including the Capital Unit[s]) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document).

None of the Manager, Macquarie Leasing Pty Limited ABN 38 002 674 982 (as Seller and the Servicer), Macquarie Bank Limited ABN 46 008 583 542 (the Bank), Macquarie Group Limited ABN 94 122 169 279 (the Group) or any other member of the Group or the Trustee guarantees the payment of any Unitholder Entitlement in respect of the Capital Unit[s].

The Capital Unit[s] [is/are] not transferable.

The Capital Unit[s] [does/do] not represent a deposit or other liability of the Manager, the Seller, the Servicer, the Bank, the Group or any other member of the Group. The Capital Unit[s] [is/are] subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Manager, the Seller, the Servicer, the Bank, the Group or any other member of the Group stand in any way behind the capital value and/or performance of the Capital Unit[s] or the Assets of the Series Trust.

Dated:

For and on behalf of

PERPETUAL TRUSTEE COMPANY LIMITED

as trustee of the Series Trust

Authorised Officer

SCHEDULE 2

FORM OF INCOME UNIT CERTIFICATE

INCOME UNIT CERTIFICATE

SMART ABS SERIES 20[●]-[●] US TRUST

Perpetual Trustee Company Limited

ABN 42 000 001 007

(the Trustee)

Macquarie Securities Management Pty Limited

ABN 26 003 435 443

(the Manager)

THIS IS TO CERTIFY THAT:

INCOME UNIT HOLDER:	[ ]

ABN [ ]
(the Income Unitholder)

ADDRESS:	[ ]

appears in the Register as the holder of the Income Unit issued by the Trustee as trustee of the SMART ABS Series 20[●]-[●] US Trust (the Series Trust) as constituted by a Master Trust Deed as amended from time to time (the Master Trust Deed) dated 11 March 2002 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ABN 42 000 001 007 pursuant to the Deed of Assumption, as amended and supplemented from time to time and a Trust Creation Deed (the Trust Creation Deed) dated [●] executed by the Trustee.

[A tax file number has/has not been obtained from the person named above.]

Unless expressly defined in this Unit Certificate or a contrary intention appears, words and expressions used in this Unit Certificate have the same meaning as in the Master Trust Deed or the Trust Creation Deed.

The Income Unit is issued and held subject to the provisions of the Master Trust Deed, the Trust Creation Deed, the Series Supplement relating to the Series Trust (the Series Supplement) and the Security Trust Deed relating to the Series Trust. A copy of the Register, the Security Trust Deed, the Master Trust Deed, the Trust Creation Deed and the Series Supplement will be available for inspection by the Income Unitholder at the offices of the Trustee at Level 12, Angel Place, 123 Pitt Street, Sydney NSW 2000 shortly after their execution.

Payments or distributions to be paid on the Income Unit will be determined in accordance with the Master Trust Deed, the Trust Creation Deed and the Series Supplement.

Neither the Manager nor the Trustee is under any obligation at any time to repurchase or redeem the Income Unit.

This Unit Certificate is not a certificate of title and the Register on which the Income Unit is registered is the only conclusive evidence of the title of the abovementioned person to the Income Unit.

The Trustee issues the Income Unit in its role as trustee of the Series Trust. Any obligation or liability of the Trustee arising under or in any way connected with the Series Trust under the Master Trust Deed, the Series Supplement or any other Transaction Document (including the Income Unit) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document).

[Transfers of the Income Unit must be pursuant to a Unit Transfer as set out in Schedule 3 to the Trust Creation Deed. Copies of Unit Transfers are available from the Trustee at the abovementioned address. Executed Unit Transfers must be lodged with the Trustee accompanied by this Unit Certificate.]

The Income Unit does not represent a deposit or other liability of the Manager, Macquarie Leasing Pty Limited ABN 38 002 674 982 (as Seller and the Servicer), Macquarie Bank Limited ABN 46 008 583 542 (the Bank), Macquarie Group Limited ABN 94 122 169 279 (the Group) or any other member of the Group. The holding of the Income Unit is subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Bank, the Seller, the Servicer, the Manager, the Group or any other member of the Group stand in any way behind the capital value and/or performance of the Income Unit or the Assets of the Series Trust.

Dated:

For and on behalf of

PERPETUAL TRUSTEE COMPANY LIMITED

as trustee of the Series Trust

Authorised Officer

SCHEDULE 3

FORM OF UNIT TRANSFER

TO:	Perpetual Trustee Company Limited,	Registry Use	Date Lodged
	ABN 42 000 001 007	Only	/ /
(the Trustee)

TRANSFEROR (the Transferor)

(Full Name, ABN (if applicable) and Address)

(Please Print)

HEREBY APPLIES TO ASSIGN AND TRANSFER TO

TRANSFEREE (the Transferee)

(Full Name, ABN (if applicable) and Address)

(Please Print)

and its/their executors, administrators or assigns

the Income Unit issued by the Trustee as trustee of the SMART ABS Series 20[●]-[●]US Trust (the Series Trust) and all the Transferor’s property and interest in the same.

Settlement Amount

$

The Transferee acknowledges that:

(a)	the Income Unit does not represent a deposit or other liability of the Manager, Macquarie Leasing Pty Limited ABN 38 002 674 982 (as Seller and the Servicer), Macquarie Bank Limited ABN 46 008 583 542 (the Bank), Macquarie Group Limited ABN 94 122 169 279 (the Group) or any other member of the Group;

(b)	the holding of the Income Unit is subject to investment risk, including possible delays in payment and loss of income and principal invested; and

(c)	none of the Manager, the Seller, the Servicer, the Bank, the Group or any other member of the Group stand in any way behind the capital value and/or performance of the Income Unit or the Assets of the Series Trust.

TRANSFEROR
(See notes)	Authorised Signatory

Witness		Date / /

TRANSFEREE
(See notes)	Authorised Signatory

Witness		Date / /

PAYMENTS
(tick where appropriate)

☐	In accordance with existing instructions	(existing holders only)
☐	By cheque posted to above address
☐	By crediting the following account in Australia and in the name of the Trustee only
Name of Account		Account No.
Name of Financial Institution		Branch
☐	Bank
☐	Building Society
Tax File Number (if applicable):

Authorised signature of Transferee	Date / /

NOTES:

•	The Transferor and the Transferee acknowledge that the transfer of the Income Unit specified in this Unit Transfer only takes effect on the entry of the Transferee’s name in the Register as the registered owner of the Income Unit.

•

The Transferee agrees to accept the Income Unit subject to the provisions of Master Trust Deed as amended from time to time (the Master Trust Deed) dated 11 March 2002 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Permanent Custodians Limited ACN 001 426 384 (the Manager) and the Trustee, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ABN 42 000 001 007 pursuant to the Deed of Assumption, as amended and supplemented from time to time, the Trust Creation Deed dated [●] executed by the Trustee, a Series Supplement (the Series Supplement) dated [●], between Macquarie Leasing Pty

Limited ABN 38 002 674 982 (as Seller and the Servicer), Macquarie Bank Limited ABN 46 008 583 542 (the Bank), the Manager and the Trustee relating to the Series Trust and a Master Security Trust Deed as amended from time to time (the Security Trust Deed) dated 27 February 2007, as amended, between the Trustee as trustee of the Series Trust, the Manager and P.T. Limited ABN 67 004 454 666 as Security Trustee.

•	The Transferee acknowledges that it has independently and without reliance on the Trustee, the Manager, the Seller, the Servicer, the Bank or any other person (including without reliance on any materials prepared or distributed by any of the foregoing) made its own assessment and investigations regarding its investment in the Income Unit.

•	The Transferee represents and warrants that: it is not, and is not acquiring the Income Unit with the assets of, (A) an “employee benefit plan” as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (ERISA), that is subject to Title I of ERISA, (B) a “plan” as defined in Section 4975(e)(1) of the United States Internal Revenue Code of 1986, as amended (the Code), that is subject to Section 4975 of the Code, (C) an entity deemed to hold “plan assets” of the foregoing under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA, or (D) a non-U.S., governmental or church plan that is subject to any non-U.S. or U.S. federal, state or local law that is similar to Section 406 of ERISA or Section 4975 of the Code.

•	Unless expressly defined in this Unit Transfer, words and expressions used in this Unit Transfer have the same meaning as in the Master Trust Deed or the Trust Creation Deed.

•	The Trustee issues the Income Unit in its role as trustee of the Series Trust. Any obligation or liability of the Trustee arising under or in any way connected with the Series Trust under the Master Trust Deed, the Series Supplement or any other Transaction Document (including the Income Unit) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document).

•	Where the Transferor and/or the Transferee is a trustee, this Unit Transfer must be completed in the name of the trustee and signed by the trustee without reference to the trust.

•	Where this Unit Transfer is executed by a corporation, it must be executed either under common seal or under a power of attorney.

•	If this Unit Transfer is signed under a power of attorney, the attorney hereby certifies that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Unit Transfer.

•	This Unit Transfer must be lodged with the Trustee for registration, accompanied by the Income Unit Certificate to which the Income Unit relates.

•	The Register will be closed from 4.30 p.m. on the Business Day which is prior to, and will be re-opened at the commencement of business on the Business Day immediately after, each Determination Date. The Trustee may with prior notice given in the manner specified in the Master Trust Deed, close the Register at other times. The total period put the Register may be closed will not exceed 35 Business Days (or such other period agreed to by the Manager) in aggregate in any calendar year. No Unit Transfer received after 4.30 p.m. on the day of closure of the Register or while the Register is closed, will be registered until the Register is re-opened.

•	If the Transferee is a non-resident for Australian taxation purposes, withholding tax will be deducted from all interest payments unless an exemption is provided to the Trustee.

•	A holder of the Income Unit is only entitled to transfer the Income Unit if the offer of the Income Unit for sale, or the invitation to purchase the Income Unit, to the proposed transferee by the holder of the Income Unit:

(a)	is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act; and

(b)	complies with any applicable laws in all jurisdictions in which the offer or invitation is made.

SIGNATORIES

SIGNED for and on behalf of PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 by
and its Attorneys under a Power of Attorney dated
and each Attorney declares that he or she has not received any notice of the revocation of such Power of Attorney, in the presence of:	Signature of Attorney

Signature of Witness	Signature of Attorney

Name of Witness in full